Exhibit 99.1

N / E / W / S     R / E / L / E / A / S / E

June 10, 2010

FOR IMMEDIATE RELEASE
For more information, contact:
David L. Ortega,
First Vice President/Director of Investor Relations
765-378-8937
http://www.firstmerchants.com

SOURCE: First Merchants Corporation, Muncie, Indiana

FIRST MERCHANTS CORPORATION TO PRESENT AT THE MACQUARIE SMALL- & MID-CAP CONFERENCE

First Merchants Corporation (NASDAQ – FRME) Michael Rechin, President and Chief Executive Officer and Mark Hardwick, Executive Vice President and Chief Financial Officer will present at the Macquarie Small- & Mid-Cap Conference on Tuesday, June 15 at 2:00 p.m. Eastern in New York, New York.

On June 15th, interested investors may access the presentation materials by visiting the Investor Relations section at www.firstmerchants.com/InvestorRelations.

About First Merchants Corporation

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation is comprised of First Merchants Bank, N.A., which also operates as Lafayette Bank & Trust, A Division of First Merchants Bank, N.A., Commerce National Bank, A Division of First Merchants Bank, N.A., as well as First Merchants Trust Company, N.A., and First Merchants Insurance Group, a full-service property casualty, personal lines, and healthcare insurance agency.

First Merchants Corporation’s common stock is traded over-the-counter on the NASDAQ National Market System under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company’s Internet web page (http://www.firstmerchants.com).

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